Exhibit 99.1

News Release

Contact:	Investors and Analysts: Cameron Hopewell, CCA at (615)263-3024

Financial Media: David Gutierrez, Dresner Corporate Services at (312)780-7204

CCA REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

UPDATES FULL-YEAR 2015 GUIDANCE

NASHVILLE, Tenn. – November 4, 2015 – CCA (Corrections Corporation of America) (NYSE: CXW), America’s largest owner of partnership correctional and detention facilities, announced today its financial results for the third quarter of 2015.

Third Quarter 2015 Highlights

•	Revenue of $460.0 million increased 12.6% from the prior year quarter

•	Diluted EPS of $0.43 and Adjusted Diluted EPS of $0.45

•	Normalized FFO per diluted share of $0.64

•	AFFO per diluted share of $0.63

Net income generated in the third quarter of 2015 totaled $50.7 million, or $0.43 per diluted share, compared with $57.5 million, or $0.49 per diluted share in the third quarter of 2014. Adjusted for special items, net income in the third quarter of 2015 was $53.0 million, or $0.45 per diluted share (Adjusted Diluted EPS). Special items in the third quarter of 2015 included debt refinancing expenses and expenses associated with mergers and acquisitions, including primarily the acquisition of Avalon Correctional Services, Inc. (Avalon). Normalized Funds From Operations (FFO) was $75.6 million, or $0.64 per diluted share, during the third quarter of 2015, compared with $79.0 million, or $0.67 per diluted share, during the third quarter of 2014. Adjusted Funds From Operations (AFFO) was $74.6 million, or $0.63 per diluted share, during the third quarter of 2015, compared with $77.6 million, or $0.66 per diluted share, during the third quarter of 2014.

“We were able to achieve the high end of our third quarter guidance through efficient operations notwithstanding declines in California’s utilization of our out-of-state bed capacity and expenses related to the operational ramp of our newly constructed Otay Mesa Detention Center,” said Damon Hininger, CCA’s chief executive officer. “With the acquisition of Avalon, we are excited to have expanded our portfolio of residential re-entry properties, which now represents over 4,300 re-entry beds. We are also enthusiastic

10 Burton Hills Boulevard, Nashville, Tennessee 37215, Phone: 615-263-3000

Third Quarter 2015 Financial Results

about preparing our Trousdale Turner Correctional Center in the fourth quarter to accept inmates from the state of Tennessee beginning in the first quarter of 2016, which paired with our growing residential re-entry portfolio, will contribute to our future growth.”

Operating Results

Total revenue for the third quarter of 2015 was $460.0 million compared to $408.5 million in the third quarter of 2014. The increase in revenue was primarily attributable to the activation of our South Texas Family Residential Center in the fourth quarter of 2014, which generated approximately $71.2 million in revenue during the third quarter of 2015; the acceptance of approximately 1,050 additional inmates from the state of Arizona at the Red Rock Correctional Center, 500 in the first quarter of 2015 and an additional 560 in July 2015 on a six month emergency contract; and increased occupancy at three facilities housing inmates for the state of Colorado. These increases in revenue were partially offset by the non-renewal of a contract with the Federal Bureau of Prisons (BOP) at our Northeast Ohio Correctional Center and declining populations from the state of California, which in the aggregate declined $20.9 million compared with the third quarter of 2014.

Adjusted net income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO and AFFO, and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Business Development Update

Acquisition of Residential Re-entry Portfolio in Pennsylvania. On August 31, 2015, we announced the acquisition of four residential re-entry facilities located in Pennsylvania for approximately $13.8 million, excluding transaction related expenses. The facilities are all leased to Community Education Centers under triple net lease agreements that extend through July 2019 and include multiple five-year lease extension options. CEC separately contracts with the Pennsylvania Department of Corrections and the Philadelphia Prison System to provide rehabilitative and re-entry services to residents and inmates at the leased facilities.

Acquisition of Avalon Correctional Services, Inc. On October 29, 2015, we announced that we closed on the acquisition of 100% of the stock of Avalon Correctional Services, Inc. along with a facility operated by Avalon, and entered into an agreement to purchase an additional facility operated by Avalon. The aggregate purchase price of $157.5 million, excluding transaction related expenses, includes two earn-outs, including one for $2.0 million based on the achievement of certain utilization milestones over the next 12 months, and another for $5.5 million based on the completion of and transition to a newly constructed facility that will deliver the contracted services currently provided at the Dallas Transitional Center. These transactions add approximately 3,000 additional re-entry center beds to our portfolio, including the facility under contract for purchase.

Third Quarter 2015 Financial Results

Mr. Hininger commented, “In August of last year, I presented a vision for CCA that outlined how we can play an even greater role in the important goal of reducing recidivism in our country. Adding Avalon, which shares a common vision and mission with CCA, continues to build on our commitment to be a leading provider in recidivism-reducing services. We believe that expanding our community corrections solutions will position us to be as competitive as ever. And that’s good for everyone involved – from our employees who are working hard in our facilities every day, to the ex-offenders provided an opportunity to reintegrate successfully, to the communities who rely on us to keep our facilities secure, to our partners who trust us to deliver effective solutions.”

Trousdale Turner Correctional Center Update. Construction of the new 2,552-bed Trousdale Turner Correctional Center remains on schedule for completion near the end of 2015. The total cost of construction is estimated at $140.0 million to $145.0 million, including $134.2 million invested through September 30, 2015. We expect to begin receiving inmates from the state of Tennessee in early 2016 pursuant to a new Intergovernmental Services Agreement with Trousdale County.

Otay Mesa Detention Center Update. Construction of the new 1,482-bed Otay Mesa Detention Center was completed near the end of the third quarter of 2015 at a total cost of approximately $157.0 million. We expect to complete the transition of operations to the new facility during the fourth quarter of 2015 and transfer operations of the existing San Diego Correctional Facility to the County of San Diego by the lease expiration date on December 31, 2015.

Refinancing Transactions

On July 23, 2015, we announced that we entered into an amendment and extension of our $900.0 million revolving credit facility. The amendment reduced by 0.25% the applicable margin of base rate and LIBOR loans, incorporated a net debt concept for our consolidated secured leverage and consolidated total leverage ratios, increased the amount of the “accordion” feature from $100.0 million to $350.0 million, and extended the maturity to July 2020.

On September 25, 2015, we closed on the issuance of $250.0 million aggregate principal amount of senior unsecured notes due October 2022 at a yield to maturity of 5.00%. Net proceeds were used to repay a portion of the borrowings outstanding on the revolving credit facility and pay related fees and expenses.

On October 6, 2015, we obtained a $100.0 million Incremental Term Loan under the accordion feature of our revolving credit facility. Interest rates under the Term Loan are the same as the interest rates under the revolving credit facility, except that the interest rate on the Term Loan is at a base rate plus a margin of 0.50% or at LIBOR plus a margin of 1.75% during the first two fiscal quarters following closing of the Term Loan. The Term Loan has a maturity of July 2020, with scheduled principal payments in years 2016 through 2019. Net proceeds from the Term Loan were used to repay a portion of the borrowings outstanding on the revolving credit facility and pay related fees and expenses.

Third Quarter 2015 Financial Results

Following the aforementioned refinancing transactions, we have reduced our exposure to variable rate debt, extended our weighted average maturity, and increased our availability under the revolving credit facility.

Guidance

We expect Adjusted Diluted EPS for the fourth quarter of 2015 to be in the range of $0.39 to $0.41, resulting in full-year 2015 Adjusted Diluted EPS in the range of $1.88 to $1.90. We also expect Normalized FFO per diluted share for the full-year 2015 to be in the range of $2.64 to $2.66, while full-year 2015 AFFO per diluted share is expected to be in the range of $2.58 to $2.60.

During 2015, we expect to invest approximately $365.0 million to $374.0 million in capital expenditures, consisting of approximately $135.2 million to $140.2 million in on-going prison construction and expenditures related to potential land acquisitions; $171.3 million for acquisitions; approximately $25.5 million in maintenance capital expenditures on real estate assets; and approximately $33.0 million to $37.0 million for capital expenditures on other assets and information technology.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the third quarter of 2015. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.cca.com under “Financial Information” of the Investors section.

Management may meet with investors from time to time during the fourth quarter of 2015. Written materials used in the investor presentations will also be available on our website beginning on or about November 12, 2015. Interested parties may access this information through our website at www.cca.com under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Thursday, November 5, 2015, to discuss our third quarter 2015 financial results and future outlook. To listen to this discussion, please access “Webcasts” on the Investors page at www.cca.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 1:00 p.m. central time (2:00 p.m. eastern time) on November 5, 2015, through 1:00 p.m. central time (2:00 p.m. eastern time) on November 13, 2015. To access the telephonic replay, dial (888)203-1112 in the U.S. and Canada, International callers dial +(719)457-0820 and enter passcode 190170.

Third Quarter 2015 Financial Results

About CCA

CCA, a publicly traded real estate investment trust (REIT), is the nation’s largest owner of partnership correction and detention facilities and one of the largest prison operators in the United States. Following the completion of our previously announced development projects, we will own or control 66 correctional, detention and re-entry facilities, with a design capacity of approximately 75,000 beds, and manage 11 additional facilities owned by our government partners with a total design capacity of approximately 14,000 beds, in 20 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing residential, community re-entry and prisoner transportation services for governmental agencies. In addition to providing fundamental residential services, our facilities offer a variety of rehabilitation and educational programs, including basic education, faith-based services, life skills and employment training and substance abuse treatment. These services are intended to reduce recidivism and to prepare offenders for their successful re-entry into society upon their release.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional facility management contracts, including, but not limited to, sufficient governmental appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts; (v) changes in government policy and in legislation and regulation of the corrections and detention industry that affect our business, including but not limited to, California’s continued utilization of out of state private correctional capacity and the continued utilization of the South Texas Family Residential Center by U.S. Immigration and Customs Enforcement; (vi) our ability to successfully integrate operations of Avalon and realize projected returns resulting therefrom; (vii) our ability to meet and maintain REIT qualification status; and (viii) increases in costs to construct or expand correctional and other facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

Third Quarter 2015 Financial Results

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Third Quarter 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	September 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$78,402	$74,393
Restricted cash	985	—
Accounts receivable, net of allowance of $1,370 and $748, respectively	250,537	248,588
Current deferred tax assets	8,411	13,229
Prepaid expenses and other current assets	36,233	29,775

Total current assets	374,568	365,985
Property and equipment, net	2,772,743	2,658,628
Restricted cash	122	2,858
Investment in direct financing lease	1,348	3,223
Goodwill	15,155	16,110
Non-current deferred tax assets	5,876	2,301
Other assets	80,820	78,086

Total assets	$3,250,632	$3,127,191

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$322,271	$317,566
Income taxes payable	1,483	1,368
Current liabilities of discontinued operations	—	54

Total current liabilities	323,754	318,988
Long-term debt	1,320,000	1,200,000
Deferred revenue	72,722	87,227
Other liabilities	60,275	39,476

Total liabilities	1,776,751	1,645,691

Commitments and contingencies
Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at September 30, 2015 and December 31, 2014, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 117,223 and 116,764 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	1,172	1,168
Additional paid-in capital	1,758,386	1,748,303
Accumulated deficit	(285,677)	(267,971)

Total stockholders’ equity	1,473,881	1,481,500

Total liabilities and stockholders’ equity	$3,250,632	$3,127,191

Third Quarter 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
REVENUE:
Owned and controlled properties	$404,200	$353,784	$1,180,567	$1,041,510
Managed only and other	55,757	54,690	164,685	181,880

Total revenue	459,957	408,474	1,345,252	1,223,390

EXPENSES:
Operating:
Owned and controlled properties	272,330	231,420	786,332	686,274
Managed only and other	54,170	51,292	158,865	171,428

Total operating expenses	326,500	282,712	945,197	857,702
General and administrative	26,791	27,635	76,770	79,586
Depreciation and amortization	41,230	28,277	108,315	85,413
Asset impairments	—	—	955	2,238

	394,521	338,624	1,131,237	1,024,939

OPERATING INCOME	65,436	69,850	214,015	198,451

OTHER (INCOME) EXPENSE:
Interest expense, net	11,764	10,376	33,715	29,088
Expenses associated with debt refinancing transactions	701	—	701	—
Other (income) expense	(363)	(143)	(353)	(1,143)

	12,102	10,233	34,063	27,945

INCOME BEFORE INCOME TAXES	53,334	59,617	179,952	170,506
Income tax expense	(2,658)	(2,071)	(6,696)	(5,490)

NET INCOME	$50,676	$57,546	$173,256	$165,016

BASIC EARNINGS PER SHARE:	$0.43	$0.50	$1.48	$1.42

DILUTED EARNINGS PER SHARE:	$0.43	$0.49	$1.47	$1.41

DIVIDENDS DECLARED PER SHARE	$0.54	$0.51	$1.62	$1.53

Third Quarter 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$50,676	$57,546	$173,256	$165,016
Special items:
Expenses associated with debt refinancing transactions, net	698	—	698	—
Expenses associated with mergers and acquisitions, net	1,653	—	1,653	—
Asset impairments, net	—	—	955	2,235

Adjusted net income	$53,027	$57,546	$176,562	$167,251

Weighted average common shares outstanding – basic	117,066	116,185	116,889	116,025
Effect of dilutive securities:
Stock options	559	886	716	895
Restricted stock-based compensation	149	318	181	263

Weighted average shares and assumed conversions — diluted	117,774	117,389	117,786	117,183

Adjusted Diluted Earnings Per Share	$0.45	$0.49	$1.50	$1.43

Third Quarter 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF NORMALIZED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Net income	$50,676	$57,546	$173,256	$165,016
Depreciation of real estate assets	22,577	21,412	66,024	63,920
Impairment of real estate assets, net	—	—	—	2,235

Funds From Operations	$73,253	$78,958	$239,280	$231,171
Expenses associated with debt refinancing transactions, net	698	—	698	—
Expenses associated with mergers and acquisitions, net	1,653	—	1,653	—
Goodwill and other impairments, net	—	—	955	—

Normalized Funds From Operations	$75,604	$78,958	$242,586	$231,171
Maintenance capital expenditures on real estate assets	(5,433)	(5,631)	(15,847)	(18,580)
Stock-based compensation	3,808	3,514	11,516	10,438
Amortization of debt costs and other non-cash interest	634	777	2,186	2,325
Other non-cash revenue and expenses	(16)	(16)	(48)	(48)

Adjusted Funds From Operations	$74,597	$77,602	$240,393	$225,306

Normalized Funds From Operations Per Diluted Share	$0.64	$0.67	$2.06	$1.97

Adjusted Funds From Operations Per Diluted Share	$0.63	$0.66	$2.04	$1.92

Third Quarter 2015 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED FUNDS FROM OPERATIONS PER SHARE & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending December 31, 2015		For the Year Ending December 31, 2015
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$45,000	$47,250	$218,200	$220,450
Asset impairments, net	—	—	1,000	1,000
Expenses associated with debt refinancing transactions, net	—	—	700	700
Expenses associated with mergers and acquisitions, net	500	750	2,200	2,450

Adjusted net income	$45,500	$48,000	$222,100	$224,600
Depreciation of real estate assets	23,000	23,000	89,000	89,000

Normalized Funds From Operations	$68,500	$71,000	$311,100	$313,600
Other non-cash revenue and expenses	5,000	5,000	18,500	18,500
Maintenance capital expenditures on real estate assets	(9,500)	(9,500)	(25,500)	(25,500)

Adjusted Funds From Operations	$64,000	$66,500	$304,100	$306,600

Adjusted EPS per diluted share	$0.39	$0.41	$1.88	$1.90

Normalized FFO per diluted share	$0.58	$0.60	$2.64	$2.66

AFFO per diluted share	$0.54	$0.56	$2.58	$2.60

Net income	$45,000	$47,250	$218,200	$220,450
Interest expense, net	16,000	16,000	49,700	49,700
Depreciation and amortization	45,000	45,000	153,300	153,300
Income tax expense	3,000	4,000	9,700	10,700

EBITDA	$109,000	$112,250	$430,900	$434,150
Asset impairments	—	—	1,000	1,000
Expenses associated with debt refinancing transactions	—	—	700	700
Expenses associated with mergers and acquisitions	500	750	2,200	2,450
Depreciation associated with STFRC lease	(10,700)	(10,700)	(29,800)	(29,800)
Interest expense associated with STFRC lease	(3,100)	(3,100)	(8,500)	(8,500)

Adjusted EBITDA	$95,700	$99,200	$396,500	$400,000

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, Funds From Operations (FFO), Normalized FFO and Adjusted Funds From Operations (AFFO), and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CCA believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess

Third Quarter 2015 Financial Results

operating performance of the Company and its correctional facilities and their management teams. CCA believes that it is useful to provide investors, lenders and security analysts’ disclosures of its results of operations on the same basis that is used by management. FFO and AFFO, in particular, are widely accepted non-GAAP supplemental measures of REIT performance, each grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, FFO and AFFO are useful as supplemental measures of performance of the Company’s corrections facilities because they don’t take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. Adjusted EBITDA includes depreciation and interest expense in order to more properly reflect the cash flows associated with the lease at the South Texas Family Residential Center. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates AFFO by adding to Normalized FFO non-cash expenses such as the amortization of deferred financing costs and stock-based compensation, and by subtracting from Normalized FFO recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain a REIT’s properties and its revenue stream. Some of these capital expenditures contain a discretionary element with respect to when they are incurred, while others may be more urgent. Therefore, these capital expenditures may fluctuate from quarter to quarter, depending on the nature of the expenditures required, seasonal factors such as weather, and budgetary conditions. CCA calculates Adjusted Net Income by adding or deducting from GAAP Net Income amounts associated with the Company’s debt refinancing, mergers and acquisitions activity and certain impairments that the Company believes are unusual or nonrecurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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